EXHIBIT 99.1

KIT digital Reports Q1 2012 Results In Line With Preliminary Q1 2012 Announcement

Provides Operational Update and Announces $29.2 Million Capital Raise to Support Global Tier One Customer Strategy

NEW YORK, NY, May 15, 2012 (MARKETWIRE via COMTEX) —KIT digital, Inc. (NASDAQ: KITD), a leading video management software and services company, today reported first quarter results for the period ended March 31, 2012 that were in line with preliminary figures announced on May 3, 2012. The company also reported a number of strategic and operational initiatives in support of targeted growth, improved financial controls and a strengthened balance sheet, including the completion of a $29.2 million common equity placement.

"During my first 45 days as CEO we have conducted a thorough strategic and operational review of our business," said Barak Bar-Cohen, CEO. "Based on this assessment, we have thus far taken definitive steps to support our operating plan and improve financial controls. This includes raising capital to support our updated operational plan and global commercial strategy. Going forward, we intend to sharpen our focus on tier one video management software and services, which we believe will result in significantly higher cash flow levels by the end of 2012."

Q1 2012 Results First quarter 2012 revenues were $59.0 million, compared to $70.0 million in the preceding quarter and $34.5 million for the first quarter of 2011. Non-GAAP operating loss was $8.0 million, compared to non-GAAP operating income of $16.5 million in the preceding quarter and $7.1 million of non-GAAP operating loss for the first quarter of 2011.

First quarter GAAP net loss was $24.9 million or $0.53 per share, compared to GAAP net income of $0.4 million or $0.01 per share in the preceding quarter and GAAP net loss of $12.5 million or $0.34 per share in the first quarter of 2011. Free cash flow from operations was a negative $12.9 million, compared to a positive $1.3 million in the previous quarter, and a negative $10.2 million in the first quarter of 2011.

Cash and cash equivalents at March 31, 2012 totaled $26.1 million, compared to $45.7 million on December 31, 2011. The decrease in Q1 was primarily attributable to one-time residual payments of consideration for acquisitions closed in Q4; higher than usual legal, accounting and audit costs associated with corporate development activity; post-consolidation integration costs; and other cash requirements of the business during the quarter, which were in line with previous quarters.

Operational Update The company has undertaken a number of initiatives that support our focus on providing video management software and services to tier one customers around the world. They include:

—	Hiring of additional commercial and deployment resources in the high growth areas of Latin America and South East Asia;
—	Prioritization of development resources to the Cosmos platform, the technology product which caters to the needs of tier one customers;
—	Planned divestiture of non-core business lines: content solutions, digital marketing, and lower-margin broadcast systems integration; and
—	Transition of company's current CFO, Robin Smyth, into a Corporate Development role, and the initiation of a search for a new CFO.

Improving Financial Controls and Reporting The company has taken the following steps in light of the recently identified material weakness in financial controls and reporting:

—	The company has hired a new Corporate Controller based in New York;
—	The company has hired a new Head of Internal Audit based in New York;
—	The company has retained one of the Big Four accounting firms to advise on the implementation of best-practice governance and monthly close policies, as well as to provide advice on the ongoing implementation of Netsuite to manage financial controls and processes; and
—	The company has appointed HSBC as global financial services partner to implement cash management and pooling functions.

Important New Contracts in Q1 2012

—	VRT, the large Belgian broadcaster, extended its contract for the provision of online streaming and video-on-demand services;
—	Sky Italia, the Italian digital television provider, selected the Cosmos platform to run all of its online video delivery services, mirroring recent similar moves by Sky Germany and Sky UK;
—	BSkyB, the British satellite broadcasting and broadband services company, announced the launch of its Sky Now service in the UK, which will run on the Cosmos platform;
—	One of Latin America's leading pay-TV providers will deploy their "TV Everywhere" service over the Cosmos platform;
—	Voice of America, the multimedia broadcaster providing news broadcasts to an international audience, extended its contract;
—	A major telecommunications company in South East Asia chose the company to provide an over the top, multi-device video service through the Cosmos platform and Connected Device Framework; and
—	The company signed software license deals with a number of other well-known brands, including: Alstom, AXA, Total, Air France, and LVMH Hennessy.

Completed Capital Raise The company also announced that it has raised gross proceeds of approximately $29.2 million through the sale of common stock. The Company issued to investors 7.0 million shares of common stock priced at $4.17 per share. Investors also received warrants to acquire 5.25 million shares of common stock at an exercise price of $5.00 per share. Cannacord Genuity Inc. acted as sole placement agent.

FY 2012 Updated Outlook For 2012, the company is setting a baseline revenue expectation at $250 million with non-GAAP operating income margins trending toward previous levels in the second half of the year. The company expects to begin generating positive free cash flow from operations no later than the fourth quarter of this year. This outlook is dependent on the company's ongoing strategic review of its business lines and contractual relationships with its customers, and the company intends to provide a more complete outlook in due course upon completion of its comprehensive analysis.

"Over the last several months, we have observed an increase in RFPs issued by major broadcasters and network operators around the world. In each of these opportunities, it is clear that our unique combination of broadcast-grade video management software, world-class professional services, and years of deployment experience is our major point of differentiation," Bar-Cohen said. "With the capital raise and key initiatives announced today, we can now execute on these opportunities and build a growing and cash-generating business."

Conference Call KIT digital's executive management team will host a conference call to discuss its first quarter 2012 results today (May 15, 2012) at 5:00 p.m. Eastern time. To access the conference call, please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Date: Tuesday, May 15, 2012 Time: 5:00 p.m. Eastern time Dial-in # (North America): +1-877-941-1430 Dial-in # (outside of North America): +1-480-629-9858 Conference ID: 4539178

A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at ir.kitd.com and via replay beginning approximately two hours after the completion of the call. In addition, a replay of the call will be available after 8:00 p.m. Eastern time today and until June 15, 2012.

Toll-free replay # (North America): +1-877-870-5176 International replay # (outside of North America): +1-858-384-5517 Replay pin number: 4539178

About KIT digital, Inc. KIT digital (NASDAQ: KITD) is a leading video technology and related services company. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS MediaGroup, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains executive headquarters in New York and operational headquarters in Prague, with offices in 21 countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital

About Presentation of Non-GAAP Metrics Non-GAAP metrics referred to herein include non-GAAP operating income and free cash flow. The company defines non-GAAP operating income as earnings before non-cash derivative income/loss, non-cash stock-based compensation, impairment of property and equipment, merger and acquisition expenses, restructuring and integration expenses, depreciation and amortization, interest income and expense, income taxes and other income and expenses. Company references to free cash flow generated during completed periods refer to actual cash flow from operations less capital expenditures. None of these metrics are calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. Other companies (including the company's competitors) may define these metrics differently. The company presents these metrics because it believes them to be important supplemental measures of performance. Management also uses some of this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. See "GAAP to non-GAAP Reconciliation" table below for further information about this non-GAAP measure and reconciliation of operating EBITDA to net loss for the periods indicated.

Important Cautions Regarding Forward-Looking Statements This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates," "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by management regarding estimated levels of revenues and non-GAAP operating income in the second quarter and full year of 2012, estimated capital expenditures as a percentage of revenues, and anticipated organic annual growth rate. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

	Three months ended
	March 31
	2012	2011

Revenue	$59,030	$34,450

Variable and direct third party costs:
Cost of goods and services (exclusive of depreciation shown separately below)	19,772	10,747
Hosting, delivery, reporting and content costs	3,434	1,362
Direct third party creative production costs	617	365
Total variable and direct third party costs	23,823	12,474

Gross profit	35,207	21,976

General and administrative expenses:
Compensation, travel and associated costs (including non-cash stock-based compensation of $7,303 and $2,027, respectively)	42,267	12,307
Legal, accounting, audit and other professional service fees	1,187	637
Office, marketing and other corporate costs	7,031	3,991
Merger and acquisition and investor relations expenses	4,490	5,250
Depreciation and amortization	4,221	2,434
Restructuring charges	-	3,318
Integration expenses	-	8,688
Total general and administrative expenses	59,196	36,625

Loss from operations	(23,989)	(14,649)

Interest income	53	72
Interest expense	(690)	(270)
Amortization of deferred financing costs and debt discount	(104)	(19)
Derivative income	187	2,610
Other (expense) income	(278)	(106)

Net loss before income taxes	(24,821)	(12,362)

Income tax expense	(61)	(139)

Net loss available to common shareholders	$(24,882)	$(12,501)

Basic and diluted net income (loss) per common share	$(0.53)	$(0.34)
Basic and diluted weighted average common shares outstanding	46,709,193	36,573,031

Comprehensive loss:
Net loss	$(24,882)	$(12,501)
Foreign currency translation	1,549	858
Change in unrealized gain on investments, net	47	49

Comprehensive loss:	$(23,286)	$(11,594)

	March 31,	December 31,
	2012	2011

Assets:
Current assets:
Cash and cash equivalents	$26,099	$45,660
Restricted cash	247	238
Investments	2,047	1,915
Accounts receivable, net	73,071	73,970
Unbilled revenue	20,761	13,899
Inventory, net	2,534	1,338
Loan receivable, current portion	3,434	2,756
Deferred tax assets, current portion	399	399
Other current assets	15,089	11,350
Total current assets	143,681	151,525

Property and equipment, net	11,958	12,070
Loan receivable, net of current	5,198	5,876
Deferred tax assets, net of current	665	600
Intangible assets	62,020	64,835
Goodwill	263,274	263,274
Total assets	$486,796	$498,180

Liabilities and Stockholders' Equity:
Current liabilities:
Capital lease and other obligations, current portion	$141	$171
Secured notes payable, net of debt discount, current portion	7,039	6,406
Notes payable	575	2,525
Accounts payable	22,611	18,245
Accrued expenses	12,349	6,763
Deferred revenue	5,474	5,083
Income tax payable	1,099	1,207
Deferred tax liability, current portion	344	344
Acquisition liabilities, current portion	33,718	16,952
Derivative liability	370	557
Other current liabilities	21,498	26,694
Total current liabilities	105,218	84,947

Capital lease and other obligations, net of current	84	91
Secured notes payable, net of current	10,013	11,868
Deferred tax liability, net of current	12,115	11,747
Acquisition liabilities, net of current	14,400	35,857
Total liabilities	141,830	144,510

Equity:
Stockholders' equity:
Common stock, $0.0001 par value: authorized 150,000,000 shares; issued and outstanding 47,443,040 and 46,342,851, respectively	5	5
Additional paid-in capital	528,464	513,882
Accumulated deficit	(181,208)	(156,326)
Accumulated other comprehensive income (loss)	(2,295)	(3,891)
Total stockholders' equity	344,966	353,670
Total liabilities and stockholders' equity	$486,796	$498,180

GAAP to non-GAAP Reconciliation	Three months ended
(amounts in thousands)	March 31,
	2012	2011
Consolidated Statement of Operations Reconciliation

Net loss on a GAAP basis	$(24,882)	$(12,501)
Non-cash stock-based compensation	7,303	2,027
Merger and acquisition and investor relations expenses	4,490	5,250
Depreciation and amortization	4,221	2,434
Restructuring charges	-	3,318
Integration expenses	-	8,688
Interest income	(53)	(72)
Interest expense	690	270
Amortization of deferred financing costs	104	19
Derivative income	(187)	(2,610)
Other (income) expense	278	106
Income tax expense	61	139
Non-GAAP Operating (loss) income	$(7,975)	$7,068

Consolidated Statement of Operations
Reconciliation per Share

Basic net loss per share on a GAAP basis	$(0.53)	$(0.34)
Non-cash stock-based compensation	0.15	0.05
Merger and acquisition and investor relations expenses	0.10	0.14
Depreciation and amortization	0.09	0.07
Restructuring charges	-	0.09
Integration expenses	-	0.24
Interest income	-	-
Interest expense	0.01	0.01
Amortization of deferred financing costs	-	-
Derivative income	-	(0.07)
Other (income) expense	0.01	-
Income tax expense	-	-
Non-GAAP Operating (loss) income per share	$(0.17)	$0.19

Basic weighted average common shares outstanding	46,709,193	36,573,031

KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Email Contact

KIT digital Investor Contact:

Murray Arenson

SVP, Corporate Initiatives & Investor Relations

Tel. +1-646-553-4900

Email Contact

SOURCE: KIT digital, Inc.

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Investor Relations Contact:

KIT digital Company Contact:

Murray Arenson

SVP, Investor Relations & Corporate Initiatives

Tel. +1-646-553-4900

Email Investor Relations

or

KIT digital Investor Relations Contact:

Liolios Group, Inc.

Matt Glover or Geoffrey Plank

Tel. +1-949-574-3860